Exhibit 1

JOINT FILING AGREEMENT

The persons below hereby agree that the Schedule 13D to which this agreement is attached as an exhibit, as well as all future amendments to such Schedule 13D, shall be filed on behalf of each of them. This agreement is intended to satisfy the requirements of Rule 13d-1(k)(1)(iii) under the Securities Exchange Act of 1934..

November 14, 2022

STRATEGIC VALUE PARTNERS, LLC

By:	/s/ James Dougherty
Name:	James Dougherty
Title:	Chief Financial Officer

ASHTON GATE S.A.R.L.

By:	/s/ James Dougherty
Name:	James Dougherty
Title:	Manager

SVP SPECIAL SITUATIONS V LLC

By:	/s/ James Dougherty
Name:	James Dougherty
Title:	Chief Financial Officer

WILD HEATH S.A.R.L.

By:	/s/ James Dougherty
Name:	James Dougherty
Title:	Manager

SVP SPECIAL SITUATIONS III-A LLC

By:	/s/ James Dougherty
Name:	James Dougherty
Title:	Chief Financial Officer

GROUSE MOOR S.A.R.L.

By:	/s/ James Dougherty
Name:	James Dougherty
Title:	Manager

SVP SPECIAL SITUATIONS IV LLC

By:	/s/ James Dougherty
Name:	James Dougherty
Title:	Chief Financial Officer

MEADOW GARDEN S.A.R.L.

By:	/s/ James Dougherty
Name:	James Dougherty
Title:	Manager

GREEN PASTURE S.A.R.L.

By:	/s/ James Dougherty
Name:	James Dougherty
Title:	Manager

SVP DISLOCATION LLC

By:	/s/ James Dougherty
Name:	James Dougherty
Title:	Chief Financial Officer

STRATEGIC VALUE NEW RISING FUND, L.P.

By:	SVP NEW RISING GP LTD., its general partner

By:	/s/ James Dougherty
Name:	James Dougherty
Title:	Chief Financial Officer

SVP NEW RISING MANAGEMENT LLC

By:	/s/ James Dougherty
Name:	James Dougherty
Title:	Chief Financial Officer

By:	/s/ Victor Khosla
Victor Khosla

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